Exhibit 99.1

Investor Relations Contact

Monica Prokocki

VP of Finance & Investor Relations

602-767-2100

investor.relations@lifestance.com

LifeStance Reports First Quarter 2026 Results

SCOTTSDALE, Ariz. – May 7, 2026 – LifeStance Health Group, Inc. (Nasdaq: LFST), one of the nation’s largest providers of outpatient mental healthcare, today announced financial results for the first quarter ended March 31, 2026.

(All results compared to prior-year comparative period, unless otherwise noted)

2026 Highlights and FY 2026 Outlook

•
Revenue of $403.5 million increased 21% compared to revenue of $333.0 million
•
Clinician base increased 11% to 8,349 clinicians, a sequential net increase of 309 in the first quarter
•
First quarter visit volumes increased 18% to 2.5 million
•
Net income of $14.2 million compared to net income of $0.7 million
•
Adjusted EBITDA of $51.1 million compared to Adjusted EBITDA of $34.6 million
•
Net cash provided by operations of $33.1 million in the first quarter
•
Free Cash Flow generation of $22.3 million in the first quarter
•
For full year 2026, raising revenue expectations to $1.640 billion to $1.680 billion, Center Margin expectations to $547 million to $571 million, and Adjusted EBITDA of $200 million to $220 million

“We delivered an exceptional quarter to begin the year, highlighted by strong revenue growth of 21%, net income growth of $13.5 million, and Adjusted EBITDA growth of 48%,” said Dave Bourdon, CEO of LifeStance. “Our performance demonstrates that our differentiated model is meeting the societal trend of growing demand for mental healthcare. We also took an important step forward in our commitment to clinical excellence by announcing an outcomes study on approximately 180,000 LifeStance patients that showed roughly three quarters reported clinically significant improvement in anxiety and depression.”

Financial Highlights
	Q1 2026	Q1 2025	Y/Y
(in millions)
Total revenue	$403.5	$333.0	21%
Income from operations	22.3	1.6	NM
Center Margin	135.9	109.8	24%
Net income	14.2	0.7	NM
Adjusted EBITDA	51.1	34.6	48%
As % of Total revenue:
Income from operations	5.5%	0.5%
Center Margin	33.7%	33.0%
Net income	3.5%	0.2%
Adjusted EBITDA	12.7%	10.4%

NM - not meaningful

(All results compared to prior-year period, unless otherwise noted)

•
Revenue grew 21% to $403.5 million. Revenue growth in the first quarter was driven primarily by higher visit volumes from net clinician growth, improved clinician productivity, and higher total revenue per visit.
•
income from operations was $22.3 million and net income was $14.2 million.
•
Center Margin grew 24% to $135.9 million, or 33.7% of total revenue.
•
Adjusted EBITDA increased 48% to $51.1 million, or 12.7% of total revenue. Adjusted EBITDA as a percentage of revenue increased in the first quarter as a result of higher total revenue per visit, lower center costs as a percentage of revenue, and improved operating leverage from revenue growing faster than general and administrative expenses.

Balance Sheet, Cash Flow, and Capital Allocation

For the three months ended March 31, 2026, LifeStance generated $33.1 million cash flow from operations. The Company ended the first quarter with cash of $194.8 million and net long-term debt of $262.5 million.

2026 Guidance

LifeStance is providing the following outlook for 2026:

•
The Company is raising full year revenue to $1.640 billion to $1.680 billion, Center Margin to $547 million to $571 million, and Adjusted EBITDA to $200 million to $220 million.
•
For the second quarter of 2026, the Company expects total revenue of $405 million to $425 million, Center Margin of $135 million to $147 million, and Adjusted EBITDA of $50 million to $60 million.

Conference Call, Webcast Information, and Presentations

LifeStance will hold a conference call today, May 7, 2026 at 8:30 a.m. Eastern Time to discuss the first quarter 2026 results. Investors who wish to participate in the call should dial 1-800-715-9871, domestically, or 1-646-307-1963, internationally, approximately 10 minutes before the call begins and provide conference ID number 8795477 or ask to be joined into the LifeStance call. A real-time audio webcast can be accessed via the Events and Presentations section of the LifeStance Investor Relations website (https://investor.lifestance.com), where related materials will be posted prior to the conference call.

About LifeStance Health Group, Inc.

Founded in 2017, LifeStance (Nasdaq: LFST) is reimagining mental health. We are one of the nation’s largest providers of virtual and in-person outpatient mental healthcare for children, adolescents and adults experiencing a variety of mental health conditions. Our mission is to help people lead healthier, more fulfilling lives by improving access to trusted, affordable, and personalized mental healthcare. LifeStance and its supported practices employ over 8,300 psychiatrists, advanced practice nurses, psychologists and therapists and operates across 33 states and more than 550 centers. To learn more, please visit www.LifeStance.com.

We routinely post information that may be important to investors on the “Investor Relations” section of our website at investor.lifestance.com. We encourage investors and potential investors to consult our website regularly for important information about us.

Forward-Looking Statements

Statements in this press release and on the related teleconference that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements. These statements include, but are not limited to, statements with respect to: full year and second quarter guidance and management's related assumptions; business plans and objectives; our share repurchase authorization and repurchases thereunder; and other statements contained in this press release that are not historical facts. When used in this press release and on the related teleconference, words such as “may,” “will,” “should,” “could,” “intend,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” “predict,” “project,” “seek” and similar expressions as they relate to us are intended to identify forward-looking statements. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: if reimbursement rates paid by third-party payors are reduced or if third-party payors otherwise restrain our ability to obtain or deliver care to patients, our business could be materially harmed; we may not grow at the rates we historically have achieved or at all, even if our key metrics may imply future growth, including if we are unable to successfully execute on our growth initiatives and business strategies; if we fail to manage our growth effectively, our expenses could increase more than expected, our revenue may not increase proportionally or at all, and we may be unable to execute on our business strategy; our ability to recruit new clinicians and retain existing clinicians; we conduct business in a heavily regulated industry and if we fail to comply with these laws and government regulations, we could incur penalties or be required to make significant changes to our operations or experience adverse publicity, which could have a material adverse effect on our business, results of operations and financial condition; we are dependent on our relationships with supported practices, which we do not own, to provide healthcare services, and our business would be harmed if those relationships were disrupted or if our arrangements with these entities became subject to legal challenges; we operate in a competitive industry, and if we are not able to compete effectively, our business and financial performance would be harmed; the impact on us of healthcare reform legislation and other changes in the healthcare industry and in healthcare spending is currently unknown, but may harm our business; if our or our vendors’ security measures fail or are breached and unauthorized access to our employees’, patients’ or partners’ data is obtained, our systems may be perceived as insecure, we may incur significant liabilities, including through private litigation or regulatory action, our reputation may be harmed, and we could lose patients and partners; our business depends on our ability to effectively invest in, implement improvements to and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems; our existing indebtedness could adversely affect our business and growth prospects; and other risks and uncertainties set forth under “Risk Factors” included in the reports we have filed or will file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent filings made with the Securities and Exchange Commission. LifeStance does not undertake to update any forward-looking statements made in this press release to reflect any change in management's expectations or any change in the assumptions or circumstances on which such statements are based, except as otherwise required by law.

Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures, including Center Margin, Adjusted EBITDA, and Adjusted EBITDA margin. Tables showing the reconciliation of these non-GAAP financial measures to the comparable GAAP measures are included at the end of this release. Management believes these non-GAAP financial measures are useful in evaluating the Company’s operating performance, and may be helpful to securities analysts, institutional investors and other interested parties in understanding the Company’s operating performance and prospects. This press release also refers to Free Cash Flow, which is calculated as net cash provided by (used in) operating activities less purchases of property and equipment. Management believes Free Cash Flow is a useful indicator of liquidity that provides information to management and investors about the amount of cash generated from our operations that, after investments in property and equipment, can be used for future growth. These non-GAAP financial measures, as calculated, may not be comparable to companies in other industries or within the same industry with similarly titled measures of performance. Therefore, the Company’s non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP, such as net income or income from operations.

Center Margin and Adjusted EBITDA anticipated for the second quarter of 2026 and full year 2026 are calculated in a manner consistent with the historical presentation of these measures at the end of this release. Reconciliation for the forward-looking second quarter of 2026 and full year 2026 Center Margin, Adjusted EBITDA guidance and Free Cash Flow is not being provided, as LifeStance does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation. As such, LifeStance management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results.

# # # #

Consolidated Financial Information and Reconciliations

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except for par value)

	March 31, 2026	December 31, 2025
CURRENT ASSETS
Cash and cash equivalents	$194,797	$248,642
Patient accounts receivable, net	122,916	95,710
Prepaid expenses and other current assets	38,198	71,848
Total current assets	355,911	416,200
NONCURRENT ASSETS
Property and equipment, net	161,468	161,583
Right-of-use assets	151,526	149,720
Intangible assets, net	175,141	177,665
Goodwill	1,296,999	1,293,346
Other noncurrent assets	4,837	5,419
Total noncurrent assets	1,789,971	1,787,733
Total assets	$2,145,882	$2,203,933
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$4,292	$6,122
Accrued payroll expenses	117,306	143,327
Other accrued expenses	52,408	42,187
Operating lease liabilities, current	47,369	45,544
Other current liabilities	18,357	14,782
Total current liabilities	239,732	251,962
NONCURRENT LIABILITIES
Long-term debt, net	262,459	265,927
Operating lease liabilities, noncurrent	148,821	148,553
Deferred tax liability, net	16,408	16,408
Other noncurrent liabilities	1,046	68
Total noncurrent liabilities	428,734	430,956
Total liabilities	$668,466	$682,918
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock – par value $0.01 per share; 25,000 shares authorized as of March 31, 2026 and December 31, 2025; 0 shares issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Common stock – par value $0.01 per share; 800,000 shares authorized as of March 31, 2026 and December 31, 2025; 387,813 and 388,318 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	3,878	3,883
Additional paid-in capital	2,267,921	2,325,758
Accumulated deficit	(794,383)	(808,626)
Total stockholders' equity	1,477,416	1,521,015
Total liabilities and stockholders’ equity	$2,145,882	$2,203,933

consolidated statements of operations and comprehensive income

(unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
TOTAL REVENUE	$403,476	$332,970
OPERATING EXPENSES
Center costs, excluding depreciation and amortization shown separately below	267,544	223,179
General and administrative expenses	100,330	94,431
Depreciation and amortization	13,318	13,756
Total operating expenses	$381,192	$331,366
INCOME FROM OPERATIONS	$22,284	$1,604
OTHER EXPENSE
Loss on remeasurement of contingent consideration	(5)	—
Transaction costs	(544)	—
Interest expense, net	(1,793)	(3,073)
Other expense	(182)	(1)
Total other expense	$(2,524)	$(3,074)
INCOME (LOSS) BEFORE INCOME TAXES	19,760	(1,470)
INCOME TAX (PROVISION) BENEFIT	(5,517)	2,179
NET INCOME	$14,243	$709
EARNINGS PER SHARE
Basic	0.04	0.00
Diluted	0.04	0.00
Weighted-average shares outstanding
Basic	387,264	383,272
Diluted	395,084	390,666

NET INCOME	$14,243	$709
OTHER COMPREHENSIVE LOSS
Unrealized losses on cash flow hedge, net of tax	—	(317)
COMPREHENSIVE INCOME	$14,243	$392

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Three Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$14,243	$709
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	13,318	13,756
Non-cash operating lease costs	10,717	10,231
Stock-based compensation	15,201	18,584
Amortization of discount and debt issue costs	251	251
Other, net	129	357
Change in operating assets and liabilities, net of businesses acquired:
Patient accounts receivable, net	(26,953)	(8,568)
Prepaid expenses and other current assets	33,779	(4,515)
Accounts payable	(1,017)	(77)
Accrued payroll expenses	(26,362)	(17,540)
Operating lease liabilities	(9,955)	(11,894)
Other accrued expenses	9,758	(4,386)
Net cash provided by (used in) operating activities	$33,109	$(3,092)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(10,767)	(7,168)
Acquisitions of businesses, net of cash acquired	(3,144)	—
Net cash used in investing activities	$(13,911)	$(7,168)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments of long-term debt	—	(1,813)
Taxes related to net share settlement of equity awards	(23,936)	(8,162)
Repurchases of common stock	(49,107)	—
Net cash used in financing activities	$(73,043)	$(9,975)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(53,845)	(20,235)
Cash and cash equivalents - beginning of period	248,642	154,571
CASH AND CASH EQUIVALENTS – END OF PERIOD	$194,797	$134,336
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest, net	$77	$4,382
Cash paid for taxes, net of refunds	$349	$609
SUPPLEMENTAL DISCLOSURES OF NON CASH INVESTING AND FINANCING ACTIVITIES
Contingent consideration incurred in acquisitions of businesses	$1,008	$—
Acquisition of property and equipment included in liabilities	$2,489	$2,348

RECONCILIATION OF income FROM OPERATIONS TO CENTER MARGIN

	Three Months Ended March 31,
	2026	2025
(in thousands)
Income from operations	$22,284	$1,604
Adjusted for:
Depreciation and amortization	13,318	13,756
General and administrative expenses (1)	100,330	94,431
Center Margin	$135,932	$109,791
(1)
Represents salaries, wages and employee benefits for our executive leadership, finance, human resources, marketing, billing and credentialing support and technology infrastructure and stock-based compensation for all employees.

RECONCILIATION OF NET income TO ADJUSTED EBITDA

	Three Months Ended March 31,
	2026	2025
(in thousands)
Net income	$14,243	$709
Adjusted for:
Interest expense, net	1,793	3,073
Depreciation and amortization	13,318	13,756
Income tax provision (benefit)	5,517	(2,179)
Loss on remeasurement of contingent consideration	5	—
Stock-based compensation expense	15,201	18,584
Loss on disposal of assets	182	1
Transaction costs (1)	544	—
Executive transition costs	—	185
Litigation costs (2)	(197)	205
Strategic initiatives (3)	86	—
Real estate optimization and restructuring charges (4)	—	(45)
Amortization of cloud-based software implementation costs (5)	418	357
Adjusted EBITDA	$51,110	$34,646

(1)
Primarily includes capital markets advisory, consulting, accounting and legal expenses related to the underwritten public offering of shares of our common stock by certain selling stockholders completed in the first quarter of 2026.
(2)
Litigation costs, net of insurance recoveries, include only those costs which are considered non-recurring and outside of the ordinary course of business based on the following considerations, which we assess regularly: (i) the frequency of similar cases that have been brought to date, or are expected to be brought within two years, (ii) the complexity of the case (e.g., complex class action litigation), (iii) the nature of the remedy(ies) sought, including the size of any monetary damages sought, (iv) the counterparty involved, and (v) our overall litigation strategy. During each of the three months ended March 31, 2026 and 2025, litigation costs included cash expenses related to certain litigation matters, including a privacy class action litigation, and for the three months ended March 31, 2025, a compensation model class action litigation.
(3)
Strategic initiatives consist of expenses directly related to evaluating and implementing a critical enterprise-wide scalable electronic health resources system in connection with our significant expansion. Strategic initiatives represents costs, such as third-party consulting costs and one-time costs, that are not part of our ongoing operations related to this enterprise-wide system. We considered the frequency and scale of this enterprise upgrade when determining that the expenses were not normal, recurring operating expenses.
(4)
Real estate optimization and restructuring charges consist of cash expenses and non-cash charges related to our real estate optimization initiative, which included certain asset impairment and disposal costs, certain gains and losses related to early lease terminations, and exit and disposal costs related to our real estate optimization initiative to consolidate our physical footprint during 2023. As the decision to close these centers was part of a significant strategic project driven by a historic shift in behavior, the magnitude of center closures was greater than what would be expected as part of ordinary business operations and did not constitute normal recurring operating activities. During the three months ended March 31, 2025, real estate optimization and restructuring charges consisted of certain gains and losses related to early lease terminations of previously abandoned real estate leases in 2023.
(5)
Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within general and administrative expenses included in our unaudited consolidated statements of operations and comprehensive income.